SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2003

J. C. PENNEY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation )	(Commission File No.)	(I.R.S. Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 431-1000

Item 5.    Other Events.

On February 25, 2003, J. C. Penney Corporation, Inc. (the “Corporation”) and J. C. Penney Company, Inc. (the “Company”), entered into an Underwriting Agreement with Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Wachovia Securities, Fleet Securities, Inc., and HSBC Incorporated (collectively, the “Underwriters”) for the sale of $600,000,000 aggregate principal amount of the Corporation’s 8% Notes Due 2010 (the “Notes”) at a price to the public of 99.342% of the principal amount thereof. The Corporation is the co-obligor of the Notes. The closing of the sale was held on February 28, 2003. The Notes are being issued pursuant to Registration Statement Nos. 333-103147 and 333-103147-01, which were filed with the Securities and Exchange Commission (the “Commission”) on February 12, 2003 and became effective on February 24, 2003, and the Prospectus dated February 24, 2003, as supplemented by the Prospectus Supplement dated February 25, 2003, which were filed with the Commission on February 26, 2003. The Notes were simultaneously listed by the Corporation with the New York Stock Exchange, and were given the symbol “JCP10.” Pursuant to the Registration Statement, debt securities were registered for offering under the Securities Act of 1933, as amended, on a continuous or delayed basis pursuant to the provisions of Rule 415.

Item 7.    Financial Statement and Exhibits.

(c)	Exhibits.

1	Underwriting Agreement among J. C. Penney Company, Inc., J. C. Penney Corporation, Inc. and the Underwriters (dated February 25, 2003). (Incorporated by reference to the J. C. Penney Corporation, Inc. (File No. 1-777) Form 8-K dated February 25, 2003)

4(a)	Form of 8% Note. (Incorporated by reference to the J. C. Penney Corporation, Inc. (File No. 1-777) Form 8-K dated February 25, 2003)

5	Opinion of C. R. Lotter with respect to the validity of the Notes. (Incorporated by reference to the J. C. Penney Corporation, Inc. (File No. 1-777) Form 8-K dated February 25, 2003)

23(a) Consent of C. R. Lotter (included in Exhibit 5)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ C. R. Lotter
C. R. Lotter Executive Vice President and General Counsel

Date:  March 3, 2003